SUB-TEM 77Q1(e)

Investment Sub-Advisory Agreement amended schedules
A and B, dated December 12, 2013, between SIMC and
Standish Mellon Asset Management Company LLC with respect to the Pennsylvania Municipal Bond, New
Jersey Municipal Bond and California Municipal Bond
Funds are herein incorporated by reference to Exhibit (d)(16) of Post-Effective Amendment No. 71 to Registrants
Registration Statement on Form N-1A (File Nos. 002-
76990 and 811-03447), filed with the SEC on December, 27 2013.